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                                                                  EXHIBIT 10.1

                           THE DETROIT EDISON COMPANY


      Re:First Amendment to Note Purchase Agreement dated as of July 22, 2005





                                                  Dated as of September 29, 2005



To the institutional investors (the "Purchasers")
Named in Schedule A to the hereinafter
described Note Purchase Agreement

Ladies and Gentlemen:

      Reference is made to the Note Purchase Agreement dated as of July 22, 2005 (the "Note Purchase Agreement") between the Company and each of you under and pursuant to which the Company has issued and sold $100,000,000 aggregate principal amount of 2005 Series C 5.19% Senior Notes due October 1, 2023 (the "Notes") on the date hereof. Terms used but not otherwise defined herein shall have the same meaning as ascribed to such terms in the Note Purchase Agreement.

      At the time of execution of the Note Purchase Agreement, the Company and the Purchasers expected that the Notes would be issued pursuant to a Seventeenth Supplemental Indenture which is attached as Exhibit A to the Note Purchase Agreement. Subsequent to the execution and delivery of the Note Purchase Agreement, the Company issued a series of notes pursuant to a Seventeenth Supplemental Indenture. Accordingly, the Notes will be issued pursuant to an Eighteenth Supplemental Indenture. The parties hereto agree that all references to the "Seventeenth Supplemental Indenture" in the Note Purchase Agreement and in the Seventeenth Supplemental Indenture attached as Exhibit A to the Note Purchase Agreement shall be amended to refer to the "Eighteenth Supplemental Indenture".

      Except as expressly set forth above, the parties agree that the Note Purchase Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

      This Amendment shall be binding upon the (i) the Company and its successors, and (ii) the Purchasers and their successors and assigns, including each successive holder or holders of any Note.

      This Amendment shall be effective as of the date first written above upon the execution of this Amendment by the Company and each Purchaser.

      This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

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      This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


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      IN WITNESS WHEREOF, the Company has executed this Amendment as of the day and year first above written.
                                       THE DETROIT EDISON COMPANY


                                       By /s/ Paul A. Stadnikia
                                          --------------------------
                                           Name: Paul A. Stadnikia
                                           Its: Assistant Treasurer



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